SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

Date of Report                                               June 1, 2001
(Date of Earliest Event Reported):                          (May 22, 2001)



                            VICON FIBER OPTICS CORP.
             (Exact name of registrant as specified in its charter)



    Delaware                         0-11057                   13-2615925
(State or other                    (Commission              (I.R.S. Employer
jurisdiction of                    file number)           Identification Number)
incorporation or
  organization)


90 Secor Lane, Pelham Manor, New York                              10803
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number
    including area code:                                        914-738-5006

Item 4. Changes in Registrant's Certifying Accountants.


     Vicon Fiber Optics Corp., (OTC Pink Sheets) announced today that at a meeting of the Company's Audit Committee of the Board of Directors, held on May 16, 2001, the Audit Committee determined to replace the Company's independent accountant, Sheft Kahn & Company, LLP., ("Sheft"), with Todres & Rubin, LLP. ("Todres"), effective immediately.

     The financial statements included for the year ended December 31, 1999 that were included in form 10KSB (and audited by Sheft), as well as the quarterly reports included in the Company's 10QSB reports for the quarters ended March 31 and June 20, 2000, contained certain inventory and expense items that the Company management believes did not conform to generally accepted accounting principles. The deficiencies contained therein have since been corrected, and the Company's effected 10KSB (which contains an unqualified opinion from Sheft) and the March 31 and June 30, 2000 10QSB reports have been restated.

     Based on the aforementioned inventory and expense items that required a restatement of previously issued financial statements, the Company decided to change its independent auditor.


Item 7. Financial Statements and Exhibits.

     The exhibit filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VICON FIBER OPTICS CORP.


                                        By /s/ Arthur W. Levine
                                           -----------------------------------
                                           Arthur W. Levine
                                           President


Dated:  June 1, 2001

INDEX TO EXHIBITS

Exhibit             Description
-------             -----------

99.4(a)             Press Release issued May 22, 2001, by the Registrant.
99.4(b)             Letter from Todres & Rubin, LLP
99.4(c)             Letter from Sheft Kahn & Company LLP